UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2009

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On November 30, 2009, Wave Systems Corp. (“Wave” or the “Company”) received notice from the NASDAQ Stock Market stating that, because the closing bid price of its Class A common stock had been at or above $1.00 per share for at least 10 consecutive trading days, it had regained compliance with the minimum bid price rule enumerated in NASDAQ Listing Rule 5550(a)(2).

In addition, as a result of the 15 trading-day average of the closing bid price of its Class A common stock exceeding $1.10 on November 20, 2009, all of the outstanding shares of Wave’s 8% Series I Convertible Preferred Stock (issued in September 2008) automatically converted into Class A common stock in accordance with the terms of the Certificate of Designations for the Series I Convertible Preferred Stock.  Each of the 220 shares of Series I Convertible Preferred Stock converted into 10,000 shares of the Company’s Class A common stock.

A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                                 Press Release of Wave, dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: December 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wave, dated December 1, 2009.